Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IBEX Limited
Hamilton, Bermuda

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 20, 2019, relating to the consolidated financial statements of IBEX Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP
London, United Kingdom

July 10, 2020